Ex. 99.1

NEWS…	Contact:	Robert S. Merritt
November 29, 2004		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
NOVEMBER COMPARABLE STORE SALES

Tampa, Florida, November 29, 2004 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended November 20, 2004 compared with the same four-week period in 2003 changed by approximately:

Four weeks ended November 20, 2004	Company- owned	Franchised and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses……………...….......................…………………	0.6%	2.0%		0.8%
Carrabba’s Italian Grills………...….............................………………	4.0%	n/a		4.0%
Fleming’s Prime Steakhouse and Wine Bars................………………	14.9%	n/a		14.9%
Roy’s……………...….......................…………………………………	7.7%	n/a		7.7%
Bonefish Grills……………...….......................………………………	1.2%	10.3%	(1)	1.5%
Domestic average unit volumes
Outback Steakhouses……………...….......................…………………	0.6%	0.3%		0.6%
Carrabba’s Italian Grills………...….............................………………	1.2%	n/a		1.2%
Fleming’s Prime Steakhouse and Wine Bars................………………	9.1%	n/a		9.1%
Roy’s……………...….......................…………………………………	8.1%	n/a		8.1%
Bonefish Grills……………...….......................………………………	0.9%	2.0%	(1)	1.4%

(1)   Represents one restaurant for comparable store sales and four restaurants and three restaurants for average unit volumes in 2004 and 2003, respectively.

More…

STORE INFORMATION

	Restaurants opened during the month ended	Restaurants open as of
	November 30, 2004	November 30, 2004
Outback Steakhouses
Company-owned – domestic	2	649
Company-owned – international	1	69
Franchised and development joint venture – domestic	1	101
Franchised and development joint venture – international	-	54
Total	4	873
Carrabba's Italian Grills
Company-owned	1	164
Bonefish Grills
Company-owned	4	55
Franchised	-	4
Total	4	59
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	2	30
Roy’s
Company-owned	-	18
Lee Roy Selmon’s
Company-owned	-	2
Cheeseburger in Paradise
Company-owned	2	8
Paul Lee’s Chinese Kitchens
Company-owned	1	2

System-wide total	14	1,156

     The Outback Steakhouse, Inc. restaurant system operates in 50 states and 20 countries internationally.

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